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                                                                   EXHIBIT 23.02

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 21, 1998 (except for the second paragraph of the Summary of Significant Accounting Policies footnote, as to which the date is April 8, 1999) in the Registration Statement (Form S-1) and the related Prospectus of VERITAS Software Corporation for the registration of 3,358,975 shares of common stock.

                                          /s/ ERNST & YOUNG LLP

San Jose, California
September 20, 1999